Exhibit 10.77

Execution Version

AMENDMENT NO 1. TO
LETTER AGREEMENT

This Amendment No.1 to Letter Agreement (this “Amendment”), dated April 17, 2018, is entered into by and among Rockwell Medical, Inc. (“Rockwell” or the “Company”), Richmond Brothers, Inc. (“RBI”) and David S. Richmond (“Richmond”).

WHEREAS, the Company, RBI and Richmond entered into the Letter Agreement, dated March 7, 2018 (the “Agreement”);

WHEREAS, the Company, RBI and Richmond wish to amend the Agreement to ensure each of RBI’s and Richmond’s support of the revisions to the Rockwell Medical, Inc. 2018 Long Term Incentive Plan previously provided to RBI and Richmond and approved by the Company’s Board of Directors on April 13, 2018;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

1.            Approval of Revised Long Term Incentive Plan.  The fifth and sixth sub-bullet points under the bullet point entitled “In connection with our 2018 Annual Meeting of Shareholders (the “2018 Meeting”), we and/or you, as applicable, agree as follows:” in the Agreement are hereby deleted in their entirety and replaced with the following:

•
At our 2018 Meeting, the Richmond Group will vote (a) “FOR” the election of Mr. Chioini and (b) “FOR” the Rockwell Medical, Inc. 2018 Long Term Incentive Plan (in the form approved by the Board on April 13, 2018 (the “2018 Plan”)), provided that either Institutional Shareholder Services or Glass, Lewis & Co. recommend that our shareholders vote “FOR” the 2018 Plan.

•
To the extent that Richmond Brothers, Inc. (“RBI”) and/or David S. Richmond (“Richmond”) do not have the legal authority to vote any of the common stock of our Company owned by RBI’s clients, both RBI and Richmond agree that they will recommend to RBI’s clients that they vote their Company common stock at the 2018 Meeting (a) “FOR” the election of Mr. Chioini and (b) “FOR” the 2018 Plan, provided that either Institutional Shareholder Services or Glass, Lewis & Co. recommend that our shareholders vote “FOR” the 2018 Plan.

All references to the “2018 Plan” in the Agreement shall mean the Rockwell Medical, Inc. 2018 Long Term Incentive Plan in the form approved by the Board on April 13, 2018.

2.            Full Force and Effect. Except as amended by this Amendment, all terms and conditions set forth in the Agreement shall remain in full force in effect.  Upon full execution and delivery, this Amendment shall constitute an integral part of the Agreement.

3.            Counterparts.  This Amendment may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

Please countersign this Amendment to reflect your agreement with the terms above and return your acceptance to the Company.

ROCKWELL MEDICAL, INC.

By:                /s/ Benjamin Wolin
Name:      Benajmin Wolin
Title:           Chairman of the Board

AGREED AND ACCEPTED AS OF THE DATE HEREOF:
RICHMOND BROTHERS, INC. By: /s/ David S. Richmond Name: David S. Richmond Title: Chairman
DAVID S. RICHMOND By: /s/ David S. Richmond David S. Richmond, Personally

[Signature Page to Amendment No. 1 to Letter Agreement]